UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	January 22, 2015

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

RF Industries, Ltd. (the “Company”) had employed Howard F. Hill as the Company’s Chief Executive Officer, Mark Turfler as the Company’s Chief Financial Officer, and Darren Clark as the President of the Company’s Cables Unlimited, Inc. subsidiary, under written employment agreements that expired on December 31, 2014. Effective January 22, 2015, as part of the Company’s succession plan Mr. Hill stepped down as the Company’s Chief Executive Officer, and the Company’s Board of Directors promoted Johnny Walker, the Company’s President, as the new Chief Executive Officer. However, Mr. Hill will continue to serve as the Company’s Chief Operating Officer for up to one year.

On January 22, 2015, the Company entered into new employment agreements with Howard F. Hill (in his capacity as the Company’s Chief Operating Officer), Mark Turfler (as the Company’s Chief Financial Officer) and Darren Clark (as the President of the Company’s Cables Unlimited subsidiary). The basic provisions of the foregoing three new employment agreements are the same and are as follows: The term of each of the employment agreements continues through December 31, 2015 (the “Term”), subject to earlier termination as provided in the employment agreements. Under the employment agreements, Mr. Hill is entitled to receive an annual base salary of $240,000, Mr. Turfler is entitled to an annual base salary of $170,000, and Mr. Clark is entitled to an annual base salary of $150,000. Each of the executive officers also is entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company. Each of the foregoing three executives also is entitled to certain compensation from the Company in connection with the termination of his employment under the following circumstances: (i) if the Company terminates an executive’s employment without “cause” (as defined in the employment agreement), the Company has agreed to pay that executive upon termination an amount equal to 12 month’s salary based on the executive’s monthly salary at the time of such termination; (ii) if an executive terminates his employment for Good Reason (as defined in the employment agreement), that executive is entitled to severance compensation in the form of continuation of base salary and existing medical and dental insurance for the balance of his Term; and (iii) within 120 days after a Change of Control (as defined in the employment agreement), each of the foregoing three executives will have the right to terminate his employment, and to receive a cash payment in an amount equal to 12 month’s salary, based on the monthly salary in effect at the time of such termination. In addition, Mr. Hill and Mr. Clark shall have the right to earn an annual bonus of up to fifty percent (50%) of his base salary, subject to meeting certain quantitative and qualitative targets, and Mr. Turfler shall have the right to earn an annual bonus of up to forty percent (40%) of his base salary, subject to meeting certain qualitative targets.

As stated above, effective January 22, 2015, the Company appointed Mr. Walker as the Company’s new Chief Executive Officer. Mr. Walker will continue to serve under his existing Employment Agreement that the Company entered into with Mr. Walker on October 6, 2014. Under his employment agreement, Mr. Walker receives an annual salary of $250,000

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 22, 2015, by and among RF Industries, Ltd. and Howard Hill.

10.2	Employment Agreement, dated January 22, 2015, by and among RF Industries, Ltd. and Mark Turfler.

10.3	Employment Agreement, dated January 22, 2015, by and among RF Industries, Ltd. and Darren Clark

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 26, 2015	By:	/s/ Johnny Walker
Johnny Walker
Chief Executive Officer